Exhibit 10.8

AMENDMENT TO THE
CROWN PACIFIC MANAGEMENT LIMITED PARTNERSHIP
1994 UNIT OPTION PLAN

    THIS AMENDMENT TO THE CROWN PACIFIC MANAGEMENT LIMITED PARTNERSHIP 1994 UNIT OPTION PLAN (the "Plan") is made effective as of September 20, 1999 (the "Effective Date").

Recitals:

      A.  Section 13 of the Plan provides that it may be amended by the Board of Control of the Partnership (the "Board").

      B.  Capitalized terms used but not defined herein have the respective meanings set forth in the Agreement.

      C.  The Board desires to amend the Plan as set forth herein.

Amendments:

    The Plan is hereby amended to provide that, notwithstanding anything in the Plan or any grant agreement thereunder to the contrary, effective upon a Change in Control (as defined below), each then outstanding Option (i) shall be automatically vested (exercisable) in full immediately prior to such Change in Control, and (ii) shall remain exercisable for the remainder of such Option's term, notwithstanding any earlier termination of the optionholder's employment with the Manager and its Related Companies. For purposes of this Plan, the term "Change in Control" means any transaction the effect of which is that a majority of the general partner interests in the Partnership are no longer held by one or more Affiliated Parties (as that term is defined in Section 2.2.3 of that certain Purchase Rights Agreement dated as of December 22, 1994 by and among the Partnership and certain other parties, as amended (the "Purchase Rights Agreement")), unless such interests are acquired by Peter W. Stott, Roger L. Krage, HS Corp. of Oregon, or a designee of HS Corp. of Oregon (each a "Permitted Party") pursuant to Section 3.3.1 or 6 of the Purchase Rights Agreement; provided, however, the conversion of the Company to a real estate investment trust (a "REIT") shall not be a Change in Control provided that the majority of the equity interests in the REIT immediately after such conversion are owned, directly or indirectly, by one or more of the Affiliated Parties, unless such interests are acquired by a Permitted Party.

    Except as expressly provided in this Amendment, the Plan shall remain in full force and effect.

    In witness whereof, the Partnership has executed this Amendment effective for all purposes as of the Effective Date.

CROWN PACIFIC MANAGEMENT LIMITED PARTNERSHIP, a Delaware limited partnership
By: HS Corp. of Oregon, General Partner
By: Fremont Timber, Inc., General Partner
By:
Title: